RAMTRON INTERNATIONAL CORPORATION

                           Warrant to Purchase Shares
                               of Common Stock

RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received and the cancellation of that certain warrant issued in the name of Oren Lee Benton, Debtor in Possession, dated August 31, 1995 for 1,861,216 shares of Common Stock, NTC Liquidating Trust or its assigns (the "Holder") is entitled to purchase from the Company, during the period commencing on the date hereof and ending at 5:00 p.m. Eastern Time on the Expiration Date (as hereinafter defined) (the "Warrant Exercise Period"), subject to the terms and conditions hereinafter set forth, the number of shares of the Common Stock, par value $0.01, of the Company determined in accordance with Section 1.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement by and between the Holder and the Company dated effective as of August 31, 1995 (the "Loan Agreement").

1. Number of Warrant Shares. Subject to adjustment as provided in Section 4, the number of shares of Common Stock for which this Warrant may, at any given time during the Warrant Exercise Period, be exercised (such total number of underlying unissued shares as may, from time to time, be issuable upon the exercise hereof being hereinafter referred to as the "Warrant Shares") shall be 372,243 (which number reflects the 1-for-5 reverse stock split for Ramtron Common Stock which became effective August 6, 1999).

2. Exercise Price. This Warrant is exercisable for Warrant Shares at a price per share (the "Warrant Price") equal to $5.00.

3. Expiration Date. Except as otherwise provided herein, this Warrant shall expire on the earlier to occur of (a) the date on which this Warrant is fully exercised and (b) 5:00 p.m. Eastern Time, on August 31, 2002, or, if such day is not a Business Day, then at 5:00 p.m. Eastern Time on the next succeeding Business Day (the "Expiration Date").

4. Procedure for Exercise. Subject to Section 5, the Holder may exercise this Warrant by presenting and surrendering it to the Company at the office specified in Section 12 between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day during the Warrant Exercise Period, accompanied by (a) payment in cash of the aggregate Warrant Price of the Warrant Shares to be purchased and
(b) a subscription form duly executed by the Holder in substantially the form attached hereto as Annex A. The number of Warrant Shares shall be reduced immediately upon any partial exercise by the number of shares so purchased, and a new Warrant, of like tenor and effect herewith, for the remaining Warrant Shares shall be issued to the Holder.

                                  Page-132

5. Conditions to Exercise. It shall be a condition precedent to any exercise of this Warrant to purchase shares of Common Stock that the Holder shall have obtained, prior to such exercise, all regulatory approvals, if any, required to lawfully acquire such shares.

6.  Covenants. The Company covenants and agrees with the Holder as follows:

    (a) All Warrant Shares shall, upon delivery to the Holder, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

    (b) The Company shall pay when due and payable any and all federal and state original issue stock taxes, if any, that may be payable in respect of the issuance of Warrant Shares upon whole or partial exercise of this Warrant.

    (c) The Company shall at all times on or after the issuance of this Warrant and prior to the expiration of the Warrant Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the full exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock is not sufficient for this purpose, the Company shall take such corporate action as may be necessary to increase the authorized but unissued shares of Common Stock to a number that is sufficient for this purpose.

    (d) The Company shall cooperate fully with the Holder in obtaining any regulatory approvals referred to in Section 5 hereof.

7. Loss, Theft, Destruction or Mutilation. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company of the ownership and loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, and (b) in the case of mutilation, of this Warrant for cancellation, the Company shall execute and deliver, in lieu thereof, a new Warrant of like tenor and effect herewith; provided, however, that the Company may require as an additional condition to issuance of any such substitute Warrant payment of a sum sufficient to reimburse it for any stamp tax, other governmental charge or out-of-pocket expense connected therewith.

8.  Rights of Holder.

    (a) The Holder of this Warrant or of any portion thereof shall not, solely as such, be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon a merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares shall have become deliverable.

                                  Page-133

    (b) Regardless of the date of issue and delivery of certificates representing such shares, the Holder shall for all purposes be deemed to have become the holder of record of all shares purchased upon exercise of this Warrant as of the close of business on the date on which the Company has received, with respect to such purchase, (a) this Warrant, (b) the Warrant Price and (c) a duly executed subscription form.

9. Transfer of Warrant. The Company shall, upon surrender to it of this Warrant, accompanied by one or more duly executed certificates of transfer in substantially the form attached hereto as Annex B, execute and deliver in lieu hereof (a) to and in the name of each assignee or transferee, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of the Warrant Shares as shall have been so assigned or transferred; and (b) to the Holder, in case the right to purchase some portion of the Warrant Shares shall have been retained by the Holder, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of Warrant Shares.

10.  Disposition of Shares.

    (a) Each Holder understands and agrees that this Warrant and the Warrant Shares have not been registered under either the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws (the "State Acts") and may not lawfully be sold or otherwise disposed of for value except upon registration of such transfer in accordance with the securities registration requirements of the Act and any applicable State Acts, or pursuant to an exemption from such registration requirements.

    (b) Any certificates evidencing shares purchased upon exercise hereof shall be imprinted with a conspicuous legend in substantially the following form:

         The securities represented by this certificate have not been registered under either the Securities Act of 1933, as amended (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold or otherwise disposed of for value by the Holder except upon registration of such sale or disposition in accordance with the securities registration requirements of the Act and any applicable State Acts, or pursuant to exemption from such registration requirements.

    (c) In connection with the exercise of this Warrant and the issuance of the Warrant Shares, and upon the request of Holder, Borrower shall register under the Securities Act of 1933, as amended, within a reasonable period of time after the date of such exercise and issuance, the resale of the Warrant Shares issued pursuant to such exercise.

                                  Page-134

11. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

    (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable or would have become purchasable under the Warrants immediately prior to such Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding anything in this Section 11(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect if upon the completion of any such Reorganization the stockholders of the Company immediately prior to such event do not own at least fifty percent (50%) of the equity interest of the corporation resulting from such Reorganization and those Warrants which are unexercised shall expire on the completion of such Reorganization if the notice required by Section 11(e) hereof has been given.

    (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

    (c) Certain Dividends and Distribution. If the Company at any time prior to the expiration of the Warrant Exercise Period shall take a record of the holders of its Common Stock for the purposes of:

                                  Page-135

         (i) Stock Dividends. Entitling them to receive a dividend payable in, or to receive any other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to the price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction
              (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

        (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, then the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to the Holder as owner of that number of Shares on the record date for such distribution; and an appropriate provision therefore shall be made a part of any such distribution.

    (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c)(i) of this Section 11, the number of shares purchasable under the Warrants represented by this certificate shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

    (e)  Notice.  In case at any time:

         (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock.

        (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

       (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                                  Page-136

        (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

    then, in any one or more of such cases, the Company shall give to the Holder at least ten (10) days prior written notice (or, in the event of notice pursuant to Section 11(e)(iii), at least thirty (30) days prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holder of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

    (f) No Change in Certificate. The form of this Warrant certificate need not be changed because of any adjustment in the Warrant Price or in the number of Warrant Shares purchasable on its exercise. The Warrant Price or the number of Warrant Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

12. Notices. All notices and other communications pursuant hereto shall be in writing and shall be deemed given if delivered in person or sent by United States registered mail, postage prepaid:

     If to the Company at:

     Ramtron International Corporation
     1850 Ramtron Drive
     Colorado Springs, Colorado  80921
     Attention:  Chief Executive Officer

     If to the Holder at:

     NTC Liquidating Trust
     c/o PriceWaterhouseCoopers
     950 Seventeenth Street, Suite 2500
     Denver, Colorado  80202

     with copies to:

     James Huemoeller
     LeBoeuf, Lamb, Green & MacRae
     633 17th Street, Suite 2000
     Denver, Colorado  80202

                                  Page-137
or at such other address as either party may designate in writing by notice to the other party as provided above.

13. Termination. This Warrant shall automatically and immediately terminate, without any further action by the Company or the Holder, upon the occurrence of any of the following:

     (i) any voluntary or involuntary proceeding shall be commenced with respect to the Holder in a court of competent jurisdiction seeking relief under any applicable bankruptcy, insolvency or similar law;

    (ii) a receiver, custodian, sequestrator or similar official for the Holder or for any substantial part of its property shall be appointed or elected;

   (iii) the Holder shall commence any winding-up or liquidation, voluntary or involuntary, of the Holder;

    (iv) the Holder shall make a general assignment for the benefit of its creditors or become unable generally, or admit in writing its inability, to pay its debts as they become due; or

     (v) the Holder shall take any corporate or similar action for the purpose of effecting any of the foregoing.

14. Miscellaneous. This Warrant contains the entire agreement between the parties with respect to the matters set forth herein and may not be modified, supplemented or amended except in a writing signed by both parties. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

WITNESS the following signature effective as of the 20th day of December 1999.

RAMTRON INTERNATIONAL CORPORATION

By: /S/ L. David Sikes
   ---------------------------------
    L. David Sikes, Chairman and CEO

                                  Page-138

                                 ANNEX A
                            SUBSCRIPTION FORM

To Be Executed if Holder Desires
To Exercise Warrant

The undersigned hereby exercises, according to the terms and conditions hereof, all or part (as indicated below) of this Warrant and herewith makes payment of the applicable Warrant Price in full.

Name(s) ------------------------------------

Address ------------------------------------

No. of Shares ------------------------------

Dated --------------------------------------

Signature(s) -------------------------------

---------------------------------
   Social Security Number or
Employer Identification Number

                                  Page-139

                                 ANNEX B
                         CERTIFICATE OF TRANSFER

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado  80921

Attention:  Chief Executive Officer

Date: -----------------------

Gentlemen:

With reference to the Warrant to Purchase Shares of Common Stock dated -------------- (the "Warrant"), issued by Ramtron International Corporation (the "Company") to -------------------------- (the "Holder"), representing as of the date hereof the right to purchase, on the terms and subject to the conditions herein set forth, --------------- shares of the Common Stock, par value $0.01, of the Company (the "Warrant Shares"), the undersigned Holder hereby transfers, conveys and assigns to ------------------------------, subject to the terms and conditions of the Warrant, the right to purchase ---------------- of such Warrant Shares. By this transfer, all rights of the undersigned Holder with respect to such number of the Warrant Shares are transferred to the transferee.

Enclosed herewith is the original Warrant so that the Company may issue in lieu thereof (a) to the transferee, a new Warrant, of like tenor and effect therewith, for the number of Warrant Shares with respect to which the undersigned Holder's rights under the Warrant are hereby transferred, conveyed and assigned, and (b) if the undersigned Holder has retained its rights under the Warrant with respect to some portion of the Warrant Shares, a new Warrant, of like tenor and effect therewith, for such number of the Warrant Shares.

---------------------------------------
              as Holder

By: -----------------------------------

Title: --------------------------------

                                  Page-140